UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 30, 2015 (October 29, 2015)

COLGATE-PALMOLIVE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-644	13-1815595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
300 Park Avenue, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 310-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On October 30, 2015, Colgate-Palmolive Company (the “Company”) issued a press release announcing its earnings for the quarter ended September 30, 2015.  This press release is attached as Exhibit 99 and is incorporated herein by reference.

The information in Item 2.02 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 2.05.  Costs Associated with Exit or Disposal Activities.

Recognizing the macroeconomic challenges around the world and the Company’s successful implementation of its four-year Global Growth and Efficiency Program (the “2012 Restructuring Program”) to date, on October 29, 2015, the Company’s Board of Directors approved the reinvestment of the funds from the sale of the Company’s laundry detergent business in the South Pacific to expand the 2012 Restructuring Program and extend it through December 31, 2017.  Initiatives under the expanded 2012 Restructuring Program will continue to fit within the Program’s three focus areas of expanding commercial hubs, extending shared business services and streamlining global functions and optimizing the global supply chain and facilities. The Company expects the initiatives under the expanded program to have a similar aftertax rate of return to the existing program, which on average has been 30%.  The Company will update its disclosure to reflect the impact the expansion will have on the range of estimated charges and savings for the 2012 Restructuring Program when the additional initiatives under the expanded Program are approved.

Item 9.01.  Financial Statements and Exhibits.

(d)       Exhibits.  The following exhibit is filed with this document:

Exhibit Number	Description

99	Press release, dated October 30, 2015, issued by Colgate-Palmolive Company

EXHIBIT INDEX

Exhibit Number	Description

99	Press release, dated October 30, 2015, issued by Colgate-Palmolive Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLGATE-PALMOLIVE COMPANY

Date: October 30, 2015	By:	/s/ Dennis J. Hickey
	Name:	Dennis J. Hickey
	Title:	Chief Financial Officer

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